UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2018

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

TransDigm Group Incorporated (the “Company”) (NYSE: TDG) today announced that Jorge Valladares, an Executive Vice President of the Company, has been appointed Chief Operating Officer of the Company’s Power & Control Segment, effective immediately. The Airframe and Non-Aviation Segments will continue to report directly to Kevin Stein, who was recently appointed Chief Executive Officer of the Company.

Mr. Valladares has been with the Company for over 20 years. Prior to serving as Executive Vice President, Mr. Valladares was President of the Company’s AvtechTyee and AdelWiggins business units and held other various positions in engineering, operations and sales.

Mr. Valladares is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Valladares is a party to a previously filed employment agreement with the Company on terms similar to those of other executive officers of the Company. For the remainder of calendar year 2018, Mr. Valladares’ annual base salary will be $600,000. In addition, Mr. Valladares’ target incentive, pursuant to the Company’s annual cash incentive plan, will be 80% of his base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ James Skulina
James Skulina
Executive Vice President and Interim Chief Financial Officer

Date: June 18, 2018